SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box: *

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under Rule 14a-12

FindWhat.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: _________________________________

(2)	Aggregate number of securities to which transaction applies: _________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________

(4)	Proposed maximum aggregate value of transaction: _________________________________

(5)	Total fee paid: _________________________________

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________

(2)	Form, Schedule or Registration Statement No.: _________________________________

(3)	Filing Party: _________________________________

(4)	Date Filed: _________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 17, 2005

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope

5220 Summerlin Commons Blvd.
Suite 500
Ft. Myers, Florida 33907
(239) 561-7229

May 2, 2005

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of FindWhat.com, Inc. on June 17, 2005, at 10:00 a.m., local time, at the Hilton Garden Inn located at 12600 University Drive, Ft. Myers, Florida 33907. We look forward to greeting those stockholders who are able to attend.

     At the meeting, you are being asked to elect Craig A. Pisaris-Henderson, Phillip R. Thune, Sebastian Bishop, Daniel B. Brewster, Jr., Frederick E. Guest II, Gerald W. Hepp, Charles Rothstein and Lee Simonson, each to serve one-year terms as members of the board of directors.

     It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and return your proxy in the enclosed envelope at your earliest convenience.

     Your interest and participation in the affairs of FindWhat.com are greatly appreciated. Thank you for your continued support.

Sincerely,

Craig A. Pisaris-Henderson
Chairman and Chief Executive Officer

5220 Summerlin Commons Blvd.
Suite 500
Ft. Myers, Florida 33907
(239) 561-7229

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    May 2, 2005

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FindWhat.com, Inc., a Delaware corporation, will be held at the Hilton Garden Inn, located at 12600 University Drive, Ft. Myers, Florida 33907 on the 17th day of June, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect eight directors, each for a one-year term and until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Owners of FindWhat.com common stock of record at the close of business on April 18, 2005, will be entitled to vote at the meeting.

Your vote is very important. Whether or not you plan to attend the meeting, please sign, date and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, which will revoke a signed proxy if you have already sent one in. You may revoke your proxy at any time before the meeting in the manner described in the accompanying proxy statement. Thank you for your cooperation.

By Order of the Board of Directors

Craig A. Pisaris-Henderson
Chairman and Chief Executive Officer

PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

5220 Summerlin Commons Blvd.
Suite 500
Ft. Myers, Florida 33907
(239) 561-7229

__________________________

PROXY STATEMENT

__________________________

ANNUAL MEETING OF STOCKHOLDERS

June 17, 2005

__________________________

Introduction

     This Proxy Statement is furnished to the stockholders of FindWhat.com, Inc., (“FindWhat.com”, the “Company” or “we”), a Delaware corporation, in connection with the solicitation by the board of directors of FindWhat.com of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 17, 2005, at 10:00 a.m., local time, at the Hilton Garden Inn located at 12600 University Drive, Ft. Myers, Florida 33907, and at any adjournment thereof. The enclosed proxy is solicited by the board of directors of FindWhat.com. This Proxy Statement and enclosed proxy will be first sent to FindWhat.com’s stockholders on or about May 6, 2005.

     FindWhat.com will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of FindWhat.com’s common stock. Officers, directors and employees of FindWhat.com may solicit proxies by mail, telegram, telephone or personal interview but will not receive any additional compensation for doing so.

     All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the board of directors’ unanimous recommendations, which are:

•	FOR the election of Craig A. Pisaris-Henderson, Phillip R. Thune, Sebastian Bishop, Daniel B. Brewster, Jr., Frederick E. Guest II, Gerald W. Hepp, Charles Rothstein and Lee Simonson, as directors of FindWhat.com to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified; and

•	at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

     A proxy may be revoked (i) by written notice of revocation mailed to FindWhat.com (attention Secretary) or delivered in person at the meeting, (ii) by granting a duly executed, later dated proxy, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked.

     The holders of a majority of the issued and outstanding shares of FindWhat.com common stock present in person or represented by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Only shares that are voted for a particular nominee will be counted towards such nominee’s achievement of a plurality. Abstentions and broker non-votes are not counted toward such nominee’s achievement of a plurality and, thus, will have no effect.

Voting Securities and Principal Holders Thereof

Voting Rights

     Only FindWhat.com stockholders of record at the close of business on April 18, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share so held entitles the holder thereof to one vote upon each matter to be voted on. As of April 18, 2005, FindWhat.com had outstanding 30,694,191 shares of common stock, $.001 par value. There are no cumulative voting rights in the election of directors.

ELECTION OF DIRECTORS

The Nominating Committee of our board of directors has designated Craig A. Pisaris-Henderson, Phillip R. Thune, Sebastian Bishop, Daniel B. Brewster, Jr., Frederick E. Guest II, Gerald W. Hepp, Charles Rothstein and Lee Simonson as nominees for election as directors of FindWhat.com to serve for terms of one year and until their successors are duly elected and qualified. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The board of directors has no reason to believe that any nominee will be unavailable. The shares represented by the enclosed proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted FOR the nominees listed below. The eight nominees who receive a plurality of the votes entitled to be cast by the holders of FindWhat.com’s common stock present in person or represented by proxy at the Annual Meeting, or, in other words, the eight nominees who receive the most votes will be elected as directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected or qualified. Abstentions and broker non-votes are not counted in the election of directors and thus have no effect.

     Our board of directors recommends that you vote FOR the election of the nominees for director.

     The names of the nominees, their ages as of May 2, 2005, and certain other information about them are set forth below:

Name	Age	Position	Committee Membership

Craig A. Pisaris-Henderson	35	Chairman Chief Executive Officer

Phillip R. Thune	34	President, Chief Operating Officer and Director

Sebastian Bishop	31	Chief Marketing Officer Director

Daniel B. Brewster, Jr.	49	Director	Compensation (chair) Nominating (chair)

Frederick E. Guest II	67	Director	Audit Nominating

Gerald W. Hepp	68	Director	Audit (chair)

Charles Rothstein	46	Director	Audit

Lee Simonson	56	Director	Compensation

Name and Business Experience

Craig A. Pisaris-Henderson
Mr. Pisaris-Henderson has served as our chairman since June 2002, our chief executive officer since March 2001, and as our secretary and one of our directors since we acquired BeFirst Internet Corporation (“BeFirst”) in June 1999. From June 1999 to July 2004, Mr. Pisaris-Henderson also served as our president and from June 1999 until March 2001, Mr. Pisaris-Henderson also served as our chief technology officer. Prior to that time, he served as vice president, secretary and a director of BeFirst from its inception in March 1998. He served as president and chief executive officer of Internet Services International, Inc. and its predecessor, H.E. Internet Services (founded under the name Henderson Enterprises) from 1993 to May 1999. From May 1998 to September 2000, he served as chairman of the board of directors, president, and chief executive officer of E-troop.com, a provider of business-to-business multimedia Internet content, web site design and distribution services. Currently, Mr. Pisaris-Henderson also serves on the board of directors for the YMCA of Lee County and the advisory board for the College of Business at Florida Gulf Coast University.

Phillip R. Thune
Mr. Thune has been a director since January 2002 and has served as our president since July 2004 and chief operating officer since November 2000. Mr. Thune also previously served as our chief financial officer from April 2000 to June 2004. From 1996 to April 2000, he served as the chief financial officer and a director of Broadcasting Partners Holdings, L.P., which had controlling equity positions in five platform companies operating 38 radio stations in eleven markets. The stations were sold to Citadel Communications Corporation in April 2000. Prior to Broadcasting Partners Holdings, Mr. Thune worked in the Media & Communications group of Alex Brown & Sons’ investment banking division, and was vice president of corporate development and strategic planning for Broadcasting Partners, Inc., a publicly-traded radio broadcasting company that merged with Evergreen Media in 1995.

Sebastian Bishop
Mr. Bishop joined our board of directors in September 2004 and has served as chief marketing officer since February 2005. Mr. Bishop is a co-founder of Espotting Media Inc., which was acquired by FindWhat.com in July 2004. Prior to establishing Espotting in 2000, Mr. Bishop was a senior art director at a number of leading advertising agencies including Rainey Kelly Campbell Rolfe/Y&R and Publicis. He created the award-winning campaign that launched Coca-Cola in Russia as well as campaigns for some of the world’s most famous brands including Virgin, Diet Coke, HP, Renault and Nintendo. Mr. Bishop has been the recipient of numerous accolades which recognize his achievements in the new media and advertising industries, including the Financial Times’ “Top 50 Creative Businesses,” Campaign Magazine’s “Faces to Watch,” Media Week’s “30 Under 30” and Media & Marketing Europe’s “40 Under 40.”

Daniel B. Brewster, Jr.
Mr. Brewster has served as one of our directors since December 2003. For more than the past five years, Mr. Brewster has been the chief executive officer of Topping Fund, LLC, a private investment fund of funds. From May 2000 to January 2004, Mr. Brewster served as the president and chief executive officer of Gruner + Jahr USA, one of the largest consumer magazine publishers in the U.S. Gruner + Jahr USA’s market-leading titles include Family Circle, Parents, Child, Fitness, YM, Inc., and Fast Company. Prior to Gruner + Jahr USA, Mr. Brewster served as president and chief executive officer of American Express Publishing beginning in 1993. Mr. Brewster served as a director of Doctors of the World-USA from 2000 to 2003, and in June 2003 he was appointed chairman of the board. He has served on the board of directors of the Magazine Publishers of America since 1994, and was elected chairman in 2001. Mr. Brewster has been a trustee of the Arthur F. Burns Fellowship Program since March 2002 and has been on the Board of Advisors of the New York University Center for Publishing since 2001.

Frederick E. Guest II
Mr. Guest has served as one of our directors since April 2001. Mr. Guest has been the president and owner of Guest Capital LLC, a private fund investing in high-technology companies since 1997. From 1985 to 1996, Mr. Guest was the president and owner of Vinoy Development Company, a resort development company. Prior to Vinoy Development Company, Mr. Guest was the chairman of Bessemer Securities Corporation, a private $4 billion investment company; chairman of Bessemer Venture Partners, a private $1 billion venture capital company; chairman of Phipps Land Company; and vice-chairman of Bessemer Trust Company, a private $37 billion bank.

Gerald W. Hepp
Mr. Hepp joined our board of directors in December 2004. Mr. Hepp is a certified public accountant and has served as president and CEO of Gnosis Praxis Ltd, an independent consulting firm, since March 1999. From July 1967 to February 1999, Mr. Hepp was a partner in Plante & Moran, a major regional certified public accounting and management consulting firm. Mr. Hepp has served on various boards and committees of the American Institute of Certified Public Accountants including: Board of Directors; Auditing Standards; Accounting Standards Executive Committee; and SEC Practice Section Executive Committee. He has served on the Financial Accounting Standards Board’s Emerging Issues Task Force and on its Financial Accounting Standards Advisory Council. In his career, Mr. Hepp has served as an arbitrator, receiver, and expert witness.

Charles Rothstein
Mr. Rothstein has served as one of our directors since July 2004. Mr. Rothstein is founder of Beringea, LLC, an international private equity and investment banking firm and for more than the past five years has served as senior managing director. Mr. Rothstein’s responsibilities at Beringea include setting and managing the Firm’s overall strategy, examining investment opportunities, providing strategic advice to portfolio companies and coordinating the investment exit process. Prior to establishing Beringea in 1988, Mr. Rothstein was a vice president of corporate finance at J.W. Korth and Company, a Michigan-based broker/dealer. He currently serves on Michigan Governor Jennifer Granholm’s Council of Economic Advisors and is a board member of the Venture Michigan Fund, a private equity fund-of-funds.

Lee Simonson
Mr. Simonson has served as one of our directors since December 2003. Mr. Simonson has been an independent consultant since 2000. From 1996 to April 2000, he served as Chairman and Chief Executive Officer of Broadcasting Partners Holdings, L.P., which had controlling equity positions in five platform companies operating 38 radio stations in eleven markets. The stations were sold to Citadel Communications Corporation in April 2000. Prior to Broadcasting Partners Holdings, Mr. Simonson was co-founder and served as Vice Chairman and Chief Operating Officer, of Broadcasting Partners, Inc., a publicly-traded radio broadcasting company that merged with Evergreen Media in 1995.

Meetings, Committees, and Compensation of the Board of Directors

     Pursuant to the Delaware General Corporation Law and FindWhat.com’s bylaws, FindWhat.com’s business, property and affairs are managed by or under the direction of the board of directors.

     The board has three standing committees:

•	The audit committee, the members of which are: Mr. Guest, Mr. Hepp and Mr. Rothstein

•	The compensation committee, the members of which are: Mr. Brewster and Mr. Simonson

•	The nominating committee, the members of which are: Mr. Brewster and Mr. Guest

     The board has determined that all of the directors other than Mr. Pisaris-Henderson, Mr. Thune and Mr. Bishop, including those who serve on these committees, are “independent” for purposes of NASD Rule 4200(a)(15). The board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, and discussions directly with the directors.

     The board has adopted a charter for each of the three standing committees. The board has also adopted a code of conduct that applies to all our employees, officers and directors. The code of conduct has been filed as an exhibit to FindWhat.com’s annual report on Form 10-K for the fiscal year ended December 31, 2004.

     During FindWhat.com’s fiscal year ended December 31, 2004, FindWhat.com’s board of directors held ten meetings and took action an additional five times by written consent. During fiscal 2004, each of FindWhat.com’s incumbent directors attended 75% or more of the total number of (i) meetings of FindWhat.com’s board, and (ii) meetings of committees of FindWhat.com’s board on which the director served. Periodically, and usually on dates corresponding to meeting of the board of directors, the non-management directors meet in executive sessions without members of management.

     Audit Committee.  In February 2000, FindWhat.com’s board of directors created an audit committee. The audit committee is governed by the audit committee charter attached hereto as Appendix A. As of the fiscal year ended December 31, 2004, the members of the audit committee were Messrs. Guest, Hepp and Rothstein. Mr. David Londoner and Mr. Ken Christensen also served on the audit committee during 2004. The audit committee focuses its efforts in the following six areas:

•	The results of the audit engagement with the company’s independent registered public accounting firm;

•	The adequacy, scope and results of the internal accounting controls and procedures;

•	The independence of the company’s independent registered public accounting firm;

•	The independent registered public accounting firm’s fees;

•	The engagement and evaluation of the independent registered public accounting firm; and

•	FindWhat.com’s financial statements and the quarterly and annual reports filed with the Securities and Exchange Commission.

     The audit committee meets periodically with management to consider the adequacy of FindWhat.com’s internal controls and the financial reporting process. It also discusses these matters with FindWhat.com’s independent registered public accounting firm and with appropriate company financial personnel. The audit committee reviews FindWhat.com’s financial statements and discusses them with management and FindWhat.com’s independent registered public accounting firm before those financial statements are filed with the Securities and Exchange Commission. During the fiscal year ended December 31, 2004, the audit committee had 17 meetings and took action an additional four times by written consent.

     The audit committee regularly meets privately with the independent registered public accounting firm. The audit committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by FindWhat.com to perform the audit of the company’s financial statements or related work or performing other audit, review or attestation services for FindWhat.com. The audit committee periodically reviews the firm’s performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the audit committee.

     Audit Committee Financial Expert.  The board has determined that each of Mr. Hepp, chairman of the audit committee, and Mr. Guest is a “financial expert” as set forth in Section 401(h) of Regulation S-K promulgated by the SEC. The board has determined that all audit committee members are independent as defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended, and that the audit committee composition meets the requirement of NASD Rule 4350(d)(2).

     Nominating Committee.  In November 2002, FindWhat.com’s board of directors created a nominating committee. The nominating committee is governed by the nominating committee charter attached hereto as Appendix B. As of the fiscal year ended December 31, 2004, the members of the nominating committee were Messrs. Brewster and Jerry Della Femina. As of May 2, 2005, the members of the nominating committee are Messrs. Brewster and Guest. The board has determined that all nominating committee members are independent as defined in NASD Rule 4200(a)(15). The responsibilities of the nominating committee include:

•	Identifying, evaluating and recommending to the board of directors, prospective nominees for director;

•	Periodically reviewing FindWhat.com’s corporate governance guidelines;

•	Periodically reviewing the performance of the board of directors and its members and making recommendations to the board of directors concerning the number, function and composition of the board of director’s committees; and

•	Making recommendations to the board of directors from time to time as to matters of corporate governance.

     In 2004, the nominating committee met one time and took action an additional two times by written consent.

     The board of directors believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business.

     When considering candidates for director, the nominating committee takes into account a number of factors, including the following:

•	Independence from management;

•	Age, gender and ethnic background;

•	Whether a candidate has relevant business experience;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses;

•	Potential conflicts of interest with other pursuits;

•	Legal considerations such as antitrust issues;

•	Corporate governance background;

•	Financial and accounting background, to enable the committee to determine whether a candidate would be suitable for audit committee or compensation committee membership; and

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for compensation committee membership; and

•	The size and composition of the existing board of directors.

     The nominating committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate should write to the Corporate Secretary at FindWhat.com’s corporate headquarters listed on the cover page of this proxy statement and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•	Information regarding each of the factors listed above, other than the factor regarding board of directors size and composition, sufficient to enable the committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of company; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

     Before nominating a sitting director for re-election at an annual meeting, the nominating committee will consider:

•	The director’s performance on the board of directors; and

•	Whether the director’s re-election would be consistent with the company’s governance guidelines.

     When seeking candidates for director, the nominating committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the nominating committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating committee may also ask the candidate to meet with management. If the nominating committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board of directors that candidate’s election.

     This year, Mr. Rothstein, Mr. Bishop and Mr. Hepp, who were each appointed as a director by the board in July 2004, September 2004 and December 2004, respectively, are standing for election by the stockholders for the first time.

     Under FindWhat.com’s bylaws, nominations for director may only be made by or at the direction of the board of directors, or by a stockholder of record at the time of giving notice who is entitled to vote and delivers written notice along with the additional information and materials required by the bylaws to the company’s Corporate Secretary not less than 120 calendar days before the one year anniversary of the date FindWhat.com’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Alternatively, if FindWhat.com did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before FindWhat.com begins to print and mail its proxy materials. For FindWhat.com’s annual meeting in the year 2006, FindWhat.com must receive this notice on or before January 6, 2006.

     Compensation Committee.   In July 2001, FindWhat.com’s board of directors created a compensation committee. The compensation committee makes recommendations to the board on compensation for FindWhat.com’s executive officers and directors and administers the 1999 Stock Incentive Plan and the 2004 Stock Incentive Plan. During the fiscal year ended December 31, 2004, the compensation committee had seven meetings and took action an additional four times by written consent.

     Compensation of Directors.   Directors who are FindWhat.com employees do not receive any compensation for service as directors.  The Company does reimburse its non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings, committee and stockholder meetings and other business of the Company. Each non-employee director generally receives an option to purchase 12,500 shares of FindWhat.com common stock at the fair market value on the date of grant upon the director’s appointment to the board. Thereafter, each non-employee director continuing in service to the board of directors generally receives an additional option to purchase 12,500 shares of FindWhat.com common stock at the fair market value on the date of grant on an annual basis. Furthermore, as established by the board of directors on February 22, 2005, each non-employee director receives $500 for each telephonic board meeting and $2,000 for each board meeting attended in person and each non-employee director who serves as a committee member receives $500 for each committee meeting attended in person held on the same day as a board meeting, $500 for each telephonic committee meeting and $1,000 for each committee meeting attended in person, except for the audit committee chairman, who receives $1,000 for each telephonic meeting and $2,000 for each committee meeting attended in person. In 2004, each non-employee director who served as a committee member received $500 for each committee meeting held on the same day as a board meeting, $500 for each telephonic committee meeting and $1,000 for each committee meeting attended in person.

     Communications with the Board of Directors.   Our board of directors welcomes communications from our stockholders. Stockholders may send communications to the board of directors or to any director in particular, c/o FindWhat.com, Inc., 5220 Summerlin Commons Blvd., Suite 500, Ft. Myers, Florida 33907. Any correspondence addressed to the board of directors or any one of our directors care of our office is forwarded by FindWhat.com to the addressee without review by management.

     Resignations.   Kenneth E. Christensen resigned as a director in July 2004, David J. Londoner resigned as a director in August 2004 and Jerry Della Femina resigned as a director in April 2005. There have been no disagreements between the directors who resigned and FindWhat.com regarding operations, policies and practices.

     Director Attendance at Annual Meeting.   FindWhat.com’s directors are invited to attend its annual meeting of stockholders. Last year, three of the individuals then serving as directors attended the annual meeting.

Officers of FindWhat.com

     In addition to Messrs. Pisaris-Henderson, Thune and Bishop, the following individuals are officers of FindWhat.com.

     Brenda Agius, age 41, has served as FindWhat.com’s chief financial officer since July 2004, and served as senior vice president of finance from February 2004 to June 2004 and vice president of finance from April 2002 to February 2004. From December 1999 to April 2002, Ms. Agius served as the chief financial officer of Preferred Medical Group Inc., a leader in the renal care industry. From May 1997 to February 2000, Ms. Agius was the Director of Finance for the Christian and Missionary Alliance Foundation, Inc. From January 1994 until April 1997, Ms. Agius was a public accountant, first with Deloitte & Touche and then with Coopers & Lybrand.

     Anthony A. Garcia, age 26, has served as FindWhat.com’s chief technology officer since April 2001, and before that, he served as FindWhat.com’s director of technology from June 1999. Prior to June 1999, he served as director of technology of BeFirst from its inception in May 1998. From 1997 to May 1998, Mr. Garcia served as founding partner and director of technology of Internet Services International.

     Mike Kerans, age 49, has served as FindWhat.com’s senior vice president of Pay Per Call since January 2005.  From July 2002 to January 2005, Mr. Kerans was vice president and east coast sales manager of Warner Bros. Domestic TV. From December 1998 to July 2002, Mr. Kerans was founder and president of Mill River Media, LLC, a non-traditional media rep firm, now a part of E.E. Finch & Co. Clients included Paramount, CBS, NBC Enterprises, Sony as well as Fortune 100 advertisers and their agencies. Prior to founding Mill River Media, Mr. Kearns was senior vice president of strategic planning and sales for Paramount and started the studio’s online advertising business.

     John Pisaris, age 39, has served as FindWhat.com’s general counsel since October 2004. Upon joining FindWhat.com in February 2004 and through September 2004, Mr. Pisaris served as vice president of the legal department. From January 2002 to January 2004, Mr. Pisaris was a partner, and from 1993 to 2002 was an associate, in the law firm of Porter, Wright, Morris & Arthur LLP. At Porter Wright, Mr. Pisaris practiced in the corporate and securities group and advised clients on business transactions, mergers and acquisitions, financings, securities offerings and securities compliance. Mr. Pisaris is the brother of Craig Pisaris-Henderson, the chairman and chief executive officer of FindWhat.com.

     Bob Protheroe, age 48, has served as FindWhat.com’s senior vice president of technology since September 2004, and previously served as vice president of technology from November 2003 to September 2004 and senior director of technology from April 2003 to November 2003. In September 2001, Mr. Protheroe co-founded Alluna Group, a consulting company, and was its chief technology officer until April 2003. From March 1999 to July 2001, he was senior vice president of research and development for SmartDisk, a digital content company, and was part of the executive management team that took SmartDisk through its initial public offering. From November 1995 to March 1999, Mr. Protheroe held R&D management positions for Checkmate Electronics and from 1984 through 1995, held positions of increasing responsibility in product development and R&D management positions at NCR. Mr. Protheroe is a registered patent agent with the U.S. Patent and Trademark Office.

     David Rae, age 47, has served as FindWhat.com’s chief strategy officer since April 2003. Prior to that time, Mr. Rae served as executive vice president from April 2002 to April 2003, and served as FindWhat.com’s vice president of operations from January 2002 until April 2002. Prior to January 2002, Mr. Rae completed a variety of successful re-start, new strategy, and funding assignments through his consulting firm, Rae Enterprises. From January 1995 to October 1999, Mr. Rae was founder and CEO of Attitude Network, owner of the leading computer games sites on the Internet and Hotel Discounts, which was sold to Hotel Reservations Network (now Hotels.com). From January 1984 to November 1994, Mr. Rae was president of SpectraFAX Corp., one of the leading designers of communications products for personal computers. Mr. Rae holds a U.S. Patent in facsimile communications technology.

     Rick Szatkowski, age 49, has served as senior vice president and general manager of the FindWhat.com private label service since 2004, and served as a senior member of the corporate development team since April 2003. From September 2001 to April 2003, Mr. Szatkowski was co-founder and CEO of Alluna Group, Inc., a consulting firm focused on helping small and mid-sized companies maximize the value of their assets in the marketplace. From March 2000 to August 2001, Mr. Szatkowski served as executive vice president and general manager of the applications services division of NeoMedia Technologies, Inc., a public company. From January 1999 to March 2000, Mr. Szatkowski served as president and CEO of Fischer International Systems Corp.

     Tom Wilde, age 38, has served as FindWhat.com’s senior vice president and general manager of primary traffic since January 2005 and was vice president and general manager of primary traffic since October 2004. From January 2002 to October 2004, Mr. Wilde was vice president and general manager of Search and Publishing for Terra Lycos. In this role, he was responsible for the creation, execution and management of Lycos’ global strategy in search and web publishing. From August 2001 to December 2001, Mr. Wilde was vice president of product management for FireSpout, Inc. From April 1999 to July 2001, Mr. Wilde was director of product marketing and vice president of marketing and channels for Fast Search & Transfer, Inc. a software company that develops enterprise search technologies.

     Jason Williams, age 31, has served as FindWhat.com’s senior vice president and general manager of merchant services since February 2004. Prior to that, Mr. Williams had served as vice president of strategic planning since March 2002, and as the managing director of FindWhat.com’s BeFirst division since May 2000. From January 1999 to May 2000, Mr. Williams was a consultant at Electronic Data Systems, where he worked with corporations such as Meredith Corp., a publishing and integrated marketing services provider, to streamline processes and reduce operational costs. From March 1985 to December 1999, Mr. Williams built and operated a yacht management and brokerage business.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FindWhat.com’s officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of FindWhat.com’s securities with the Securities and Exchange Commission. Copies of the reports are required by Securities and Exchange Commission regulation to be furnished to FindWhat.com. Based on its review of such reports and written representations from reporting persons, FindWhat.com believes that all filing requirements were complied with during fiscal 2004 except for a late Form 4 filing by Sebastian Bishop who had one late report in connection with one transaction involving a sale of stock pursuant to a 10b5-1 Trading Plan, as a result of an administrative error.

EXECUTIVE COMPENSATION

     The following table shows for the last three years the compensation paid by FindWhat.com to its chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2004.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year Ended December 31,	Annual Compensation				Long Term Compensation

		Salary		Bonus		Options (#)	All Other Compensation

Craig A. Pisaris-Henderson Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	335,961 283,077 266,952	$ $ $	67,000 215,000 92,000	100,000 125,000 150,000	— — —

Phillip R. Thune President and Chief Operating Officer	2004 2003 2002	$ $ $	293,942 255,962 232,663	$ $ $	57,000 200,000 92,000	80,000 100,000 125,000	— — —

David Rae Chief Strategy Officer	2004 2003 2002	$ $ $	251,922 215,769 162,923	$ $ $	47,000 165,000 90,000	65,000 80,000 80,000	— — —

Brenda Agius Chief Financial Officer	2004 2003 2002	$ $ $	201,634 136,538 93,750	$ $ $	43,000 95,000 35,500	45,000 40,000 40,000	— — —

Anthony Garcia Chief Technology Officer	2004 2003 2002	$ $ $	193,173 163,654 154,077	$ $ $	38,000 100,000 48,500	40,000 40,000 50,000	— — —

_______________

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information regarding stock options granted during 2004 to each of the executive officers named in the Summary Compensation Table.

	Individual Grants
					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(1)
	Options Granted	% of Total Options Granted To Employees In	Exercise Price	Expiration
Name	(#)	Fiscal Year	($/Share)	Date	0%($)	5%($)	10%($)

Craig A. Pisaris-Henderson	100,000	4.49%	$20.10	5/3/2014	—	$1,264,078	$3,203,422

Phillip R. Thune	80,000	3.59%	$20.10	5/3/2014	—	$1,011,263	$2,562,738

David Rae	65,000	2.92%	$20.10	5/3/2014	—	$821,651	$2,082,225

Brenda Agius	45,000	2.02%	$20.10	5/3/2014	—	$568,835	$1,441,540

Anthony Garcia	40,000	1.80%	$20.10	5/3/2014	—	$505,631	$1,281,369

_______________

(1)	The amounts under the columns labeled “5%($)” and “10%($)” are included pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of FindWhat.com’s common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of FindWhat.com’s common stock. The column headed “0%($)” is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides certain information regarding the exercise of stock options during 2004, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Craig A. Pisaris-Henderson	130,667	$2,314,112	356,250	268,750	$5,204,688	$1,595,063

Phillip R. Thune	25,000	$447,750	510,000	280,000	$7,451,362	$2,337,875

David Rae	—	—	60,000	165,000	$699,400	$940,600

Brenda Agius	—	—	30,000	95,000	$346,700	$467,300

Anthony Garcia	20,000	$375,400	525,000	95,000	$8,403,250	$524,150

___________________

(1)	Represents the total gain that would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT, NON-COMPETITION AND CONFIDENTIALITY AGREEMENTS
WITH CERTAIN EXECUTIVE OFFICERS

     FindWhat.com has entered into employment agreements with Messrs. Pisaris-Henderson, Thune, and Rae effective September 20, 2002 and Ms. Agius effective November 8, 2004. The agreements have an initial term of one year, after which each will renew automatically for additional one year periods on the same terms and conditions, unless either party to the agreement provides notice to the other of an intention not to extend it prior to the end of its term. The employment agreements provide for minimum annual base salaries for each executive that may be increased in the sole discretion of the board of directors, but may not be reduced once set. Currently the above named executives receive annual base salaries of $420,000, $360,000, $265,000 and $260,000, respectively. The employment agreements require FindWhat.com to compensate the executives and provide them with certain benefits if their employment is terminated before the agreements expire. The compensation and benefits the executives are entitled to receive upon termination of employment vary depending on whether their employment is terminated: (1) by FindWhat.com without “cause”; (2) by FindWhat.com for “cause,” or by the executive for “good reason”; (3) involuntarily due to death or disability; or (4) by the executive without “good reason.”

     With respect to Mr. Pisaris-Henderson, in the event of a termination by FindWhat.com without “cause” or a termination by Mr. Pisaris-Henderson for “good reason,” Mr. Pisaris-Henderson would be entitled to receive the following: (1) his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date; (2) an amount equal to two times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to Mr. Pisaris-Henderson during the four fiscal quarters prior to the date of termination, or, in the event of a change of control, payable over the twelve month period following termination; (3) any other amounts or benefits owing to Mr. Pisaris-Henderson under the then applicable employee benefit, long term incentive or equity plans and programs of FindWhat.com, within the terms of such plans; and (4) benefits (including health, life, disability and pension) as if Mr. Pisaris-Henderson were still an employee during the twelve month period following termination. Included in the definition of “good reason,” among other reasons, is a period of time from 180 to 210 days following a change of control, as defined in his employment agreement, during which Mr. Pisaris-Henderson may terminate his employment for any reason, in which case he will receive: (1) his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date; (2) an amount equal to one times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to Mr. Pisaris-Henderson during the four fiscal quarters prior to the date of the change of control, payable over the twelve month period following termination; (3) any other amounts or benefits owing to Mr. Pisaris-Henderson under the then applicable employee benefit, long term incentive or equity plans and programs of FindWhat.com, within the terms of such plans; and (4) benefits (including health, life, disability and pension) as if Mr. Pisaris-Henderson were still an employee during the twelve month period following termination. Finally, in the event of a termination without “cause” by FindWhat.com, with “good reason” by Mr. Pisaris-Henderson, or following a change of control, all stock options held by Mr. Pisaris-Henderson would immediately vest and become exercisable throughout the full term of such options as if Mr. Pisaris-Henderson were still employed by FindWhat.com.

     With respect to Mr. Thune, in the event of a termination by FindWhat.com without “cause” or a termination by Mr. Thune for “good reason,” Mr. Thune would be entitled to receive the following: (1) his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date; (2) an amount equal to two times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to Mr. Thune during the four fiscal quarters prior to the date termination, or, in the event of a change of control, the bonus paid to Mr. Thune during the four fiscal quarters prior to the change of control, payable over the twelve months period following termination; (3) any other amounts or benefits owing to Mr. Thune under the then applicable employee benefit, long term incentive or equity plans and programs of FindWhat.com, within the terms of such plans, payable over the twelve month period following termination; (4) benefits (including health, life, disability and pension) as if Mr. Thune were still an employee during the twelve month period following termination; and (5) a one time grant of common stock in an amount ranging from 0 up to 281,250 shares, depending upon both (i) the average closing stock price of the stock as reported by Nasdaq for the 20 trading days prior to the date of termination, and (ii) the date of termination. Included in the definition of “good reason,” is a period of time from 180 to 210 days following a change of control, as defined in his employment agreement, during which Mr. Thune may terminate his employment for any reason. Finally, in the event of a termination without “cause” by FindWhat.com, with “good reason” by Mr. Thune, or following a change of control, all stock options held by Mr. Thune would immediately vest and become exercisable throughout the full term of such options as if Mr. Thune were still employed by FindWhat.com.

     With respect to Mr. Rae, in the event of a termination by FindWhat.com without “cause” or a termination by Mr. Rae for “good reason,” Mr. Rae would be entitled to receive the following: (1) his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date; (2) an amount equal to one times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to Mr. Rae during the four fiscal quarters prior to the date of termination, or in the event of a change of control, the bonus paid to Mr. Rae during the four fiscal quarters prior to the change of control, payable over the twelve month period following termination; (3) any other amounts or benefits owing to Mr. Rae under the then applicable employee benefit, long term incentive or equity plans and programs of FindWhat.com, within the terms of such plans, payable over the twelve month period following termination; and (4) benefits (including health, life, disability and pension) as if Mr. Rae were still an employee during the twelve month period following termination. Included in the definition of “good reason,” is a period of time from 180 to 210 days following a change of control, as defined in his employment agreement, during which Mr. Rae may terminate his employment for any reason. Finally, in the event of a termination without “cause” by FindWhat.com, with “good reason” by Mr. Rae, or following a change of control, all stock options held by Mr. Rae would immediately vest and become exercisable throughout the full term of such options as if Mr. Rae were still employed by FindWhat.com.

     With respect to Ms. Agius, in the event of a termination by FindWhat.com without “cause” or a termination by Ms. Agius for “good reason,” Ms. Agius would be entitled to receive the following: (1) her earned but unpaid basic salary through the termination date, plus a pro rata share of her bonus through the termination date; (2) an amount equal to one times the sum of her basic salary at the time of termination, plus a termination bonus equal to the bonus paid to Ms. Agius during the four fiscal quarters prior to the date of termination, or in the event of a change of control, the bonus paid to Ms. Agius during the four fiscal quarters prior to the change of control, payable over the twelve month period following termination; (3) any other amounts or benefits owing to Ms. Agius under the then applicable employee benefit, long term incentive or equity plans and programs of FindWhat.com, within the terms of such plans, payable over the twelve month period following termination; and (4) benefits (including health, life, disability and pension) as if Ms. Agius were still an employee during the twelve month period following termination. Included in the definition of “good reason,” is a period of time from 180 to 210 days following a change of control, as defined in her employment agreement, during which Ms. Agius may terminate her employment for any reason. Finally, in the event of a termination without “cause” by FindWhat.com, with “good reason” by Ms. Agius, or following a change of control, all stock options held by Ms. Agius would immediately vest and become exercisable throughout the full term of such options as if Ms. Agius were still employed by FindWhat.com.

     In the event of a termination by FindWhat.com with “cause,” Messrs. Pisaris-Henderson, Thune, Rae and Ms. Agius would be entitled to receive the earned by unpaid portion of such executive’s basic salary through the date of termination. In the event of a termination by executive “without good reason,” or the termination of employment as result of death or permanent disability, Messrs. Pisaris-Henderson, Thune, Rae and Ms. Agius would be entitled to receive the earned but unpaid portion of such executive’s basic salary through the date of termination, and the earned but unpaid portion of such executive’s vested incentive compensation under and consistent with plans adopted by FindWhat.com prior to the date of termination.

     FindWhat.com has also entered into an employment agreement with Mr. Garcia effective April 23, 2001. This agreement is effective for the term of the executive’s employment. Mr. Garcia’s employment agreement provides for a minimum annual base salary that may be increased in the sole discretion of the board of directors, but may not be reduced once set. Mr. Garcia’s current annual base salary is $225,000. The compensation and benefits Mr. Garcia is entitled to receive upon termination of employment varies depending on the manner in which his employment is terminated. In the event his employment is terminated by FindWhat.com without “cause,” Mr. Garcia is entitled to receive (1) his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date; (2) an amount equal to one times the sum of his basic salary at the time of termination, payable over the twelve month period following termination; and (3) any executive benefits, (including health, life and disability) as if Mr. Garcia were still an employee during the twelve month period following termination. In the event his employment is terminated by FindWhat.com for “cause” or as a result of death or disability, he would be entitled to receive the earned but unpaid portion of his basic salary through the date of termination. If Mr. Garcia terminates his employment by written notice to FindWhat.com, he would be entitled to receive his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date.

     FindWhat.com also entered into Confidentiality, Assignment and Non-Competition Agreements with Messrs. Pisaris-Henderson, Thune, Rae and Garcia and Ms. Agius which prohibit the executives from becoming directly or indirectly connected with any business or entity that is engaged in the same “business” as FindWhat.com during the term of their employment with FindWhat.com and for a period of twelve months following employment separation. These agreements also provide FindWhat.com with protection for its confidential information and intellectual property.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding beneficial ownership of FindWhat.com’s common stock as of March 31, 2005, by (i) each director and nominee, (ii) each of FindWhat.com’s named executive officers, and (iii) the directors and executive officers of FindWhat.com as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite that person’s name. At March 31, 2005, FindWhat.com had 30,694,191 shares of common stock outstanding.

     The address of each of the persons in the table is c/o FindWhat.com, Inc., 5220 Summerlin Commons Boulevard, Suite 500, Ft. Myers, Florida 33907.

Name of and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)
Craig A. Pisaris-Henderson	1,680,586	(3)	5.4%
Phillip R. Thune	648,750	(4)	2.1%
Sebastian Bishop	93,132	(5)	**
Daniel Brewster	12,500	(6)	**
Frederick E. Guest II	431,435	(7)	1.4%
Gerald W. Hepp	0		**
Charles Rothstein	1,306,279	(8)	4.3%
Lee Simonson	22,500	(9)	**
Brenda Agius	61,250	(10)	**
Anthony A. Garcia	687,188	(11)	2.2%
David Rae	116,250	(12)	**
All directors and executive officers as a group (12 persons)	5,139,430	(13)	15.7%

__________

** Represents beneficial ownership of less than 1% of FindWhat.com’s outstanding common stock.

(1)	For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days of March 31, 2005. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(2)	“Percentage of Class” is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of March 31, 2005.

(3)	Includes 450,000 shares subject to options exercisable within 60 days of March 31, 2005.

(4)	Includes 648,750 shares subject to options exercisable within 60 days of March 31, 2005.

(5)	Includes 732 shares subject to options exercisable within 60 days of March 31, 2005.

(6)	Includes 12,500 shares subject to options exercisable within 60 days of March 31, 2005.

(7)	Includes 60,035 and 231,400 shares of common stock owned by Mr. Guest and Guest Capital, LLC, respectively. Also includes 50,000 shares subject to options exercisable by Mr. Guest within 60 days of March 31, 2005, and 15,000 and 75,000 warrants to purchase FindWhat.com’s common stock owned by Mr. Guest and Guest Capital, LLC, respectively. Guest Capital, LLC is an affiliate of Mr. Guest.

(8)	Shares of common stock owned by Global Rights Fund II L.P., an affiliate of Mr. Rothstein. Mr. Rothstein disclaims beneficial ownership of these securities.

(9)	Includes 22,500 shares subject to options exercisable within 60 days of March 31, 2005.

(10)	Includes 61,250 shares subject to options exercisable within 60 days of March 31, 2005.

(11)	Includes 557,500 shares subject to options exercisable within 60 days of March 31, 2005.

(12)	Includes 116,250 shares subject to options exercisable within 60 days of March 31, 2005.

(13)	Includes (i) an aggregate of 1,939,482 shares of common stock subject to options exercisable within 60 days of March 31, 2005; and (ii) an aggregate of 90,000 shares of common stock subject to currently exercisable warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding beneficial ownership of FindWhat.com’s common stock as of March 31, 2005, filed by each person known by FindWhat.com to beneficially own more than five percent of any class of FindWhat.com’s capital stock. At March 31, 2005, FindWhat.com had 30,694,191 shares of common stock outstanding.

Name of and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)
Craig Pisaris-Henderson c/o FindWhat.com, Inc. 5220 Summerlin Commons Blvd. Fort Myers, FL 33907	1,680,586	(3)	5.4%

Andrew Lessman 430 Parkson Road Henderson, NV 89015	1,857,538	(4)	5.6%

Eric Semler 888 Seventh Avenue Suite 1504 New York, NY 10019	1,959,145	(5)	6.4%

Robert Brahms 121 West 27th St. Suite 903 New York, NY 10001	1,930,326	(6)	6.3%

Courtney Jones 826 Cal Cove Drive Ft. Myers, FL 33919	1,921,898	(7)	6.3%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,771,208	(8)	5.8%

Wells Fargo & Co 420 Montgomery Street San Francisco, CA 94104	1,635,593	(9)	5.3%

________

(1)	For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire the beneficial ownership within 60 days of March 31, 2005. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2)	“Percentage of Class” is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of March 31, 2005.

(3)	Includes 450,000 shares of common stock issuable pursuant to options granted under FindWhat.com’s 1999 Stock Incentive Plan.

(4)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on March 11, 2004.

(5)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 15, 2005.

(6)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2005. Includes 110,000 shares of common stock issuable pursuant to options granted under FindWhat.com’s Stock Incentive Plan and exercisable within 60 days of December 31, 2004.

(7)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2005.

(8)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2005. According to the Schedule 13G, such shares are held by Barclays Global Investors, NA or certain of its investment advisory clients or discretionary accounts, which have sole voting and investment power with respect to 1,654,930 shares and sole dispositive power with respect to 1,771,208 shares.

(9)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on January 21, 2005. According to the Schedule 13G, Wells Fargo & Co. or certain of its investment advisory clients or discretionary accounts has sole voting and investment power with respect to 1,118,393 shares, sole dispositive power with respect to 1,587,075 shares and shared dispositive power with respect to 47,500 shares.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth additional information as of December 31, 2004, concerning shares of FindWhat.com common stock that may be issued upon the exercise of options and other rights under FindWhat.com’s existing equity compensation plans and arrangements, divided between plans approved by FindWhat.com stockholders and plans or arrangements not submitted to FindWhat.com’s stockholders for approval. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon the exercise of outstanding options, warrants, and other rights.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders	4,793,457	$9.56	2,780,683
Equity compensation plans not approved by security holders	282,500 (1)	$3.40	—
Total	5,075,957	$9.21	2,780,683
____________
(1) Comprises warrants granted to certain consultants and vendors of FindWhat.com in exchange for consideration in the form of goods and services.

     The information contained in the following Report of the Compensation Committee of the Board of Directors, Performance Graph and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Report of the Compensation Committee
of the Board of Directors

     For the fiscal year ended December 31, 2004, the members of the compensation committee of FindWhat.com’s board of directors were Messrs. Brewster and Simonson. The compensation committee establishes FindWhat.com’s compensation program for all employees, including executives. For executive officers, the compensation committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance and to enable FindWhat.com to attract, retain and reward executive officers and other key employees who contribute to FindWhat.com’s long-term success and to motivate them to enhance long-term stockholder value. The key components of FindWhat.com’s executive compensation includes both short-term compensation, consisting of an annual base salary and annual bonuses and long-term equity based compensation consisting of stock option awards.

     Base Salary. The salary compensation for FindWhat.com’s employees, including executive officers, is based upon the compensation of employees in similar positions in similar companies in the industry. Each of FindWhat.com’s named executive officers has entered into an employment agreement with FindWhat.com which sets the executive’s base salary. When negotiating an employment agreement, the compensation committee thoroughly reviewed the performance and results obtained by each such officer and such officer’s contribution to FindWhat.com. The compensation committee annually reviews each executive officer’s base salary and performance. When reviewing base salaries, the compensation committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     Bonus Plan. At the start of each year, the compensation committee reviews and approves the bonus plan for that fiscal year. All employees of FindWhat.com are eligible to participate in the plan. The bonus plan pays cash awards to FindWhat.com’s employees based upon the achievement of either key corporate objectives or the achievements of a combination of corporate, departmental and/or individual objectives. The program is designed to motivate all employees to positively impact FindWhat.com’s business results.

     Long-Term Incentives. The compensation committee provides for long-term incentives by issuing stock options under the 1999 Stock Incentive Plan and 2004 Stock Incentive Plan. The compensation committee has delegated authority to FindWhat.com’s chief executive officer and president to issue up to 40,000 options per employee per year. This authority does not extend to FindWhat.com’s Section 16 reporting officers. The purpose of these Stock Incentive Plans is to enable FindWhat.com to offer to its key employees and to key employees of its subsidiaries and other persons who are expected to contribute to the success of FindWhat.com, long-term performance-based stock and/or other equity interests in FindWhat.com, thereby enhancing its ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interest between those employees or other persons and FindWhat.com’s stockholders.

     Stock option awards are granted at the time of the hiring of key employees and annually for all key employees by the compensation committee or its delegates. The value of the stock options awarded depends entirely on FindWhat.com’s stock performance over a period of time. The number of shares of FindWhat.com common stock subject to the options granted during fiscal 2004 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual’s scope of responsibility, and the anticipated value of the individual’s contribution to FindWhat.com’s future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by FindWhat.com’s compensation committee in determining the size of an option awarded for fiscal 2004.

     Each stock option awarded during fiscal 2004 had an exercise price equal to the fair market value of FindWhat.com’s underlying common stock on the date of the grant. Generally, stock options granted to employees vest and become exercisable at the rate of 25% per year if the option holder remains employed at the time of vesting and terminates ten years from the date of grant.

Chief Executive Officer Compensation

     The compensation committee has historically undertaken a review of a number of factors in setting the total compensation payable to Craig Pisaris-Henderson, our chief executive officer. Included among these factors, as with FindWhat.com’s other executive officers, are comparisons of the compensation paid to similarly situated executives in our industry, the achievement of both long-term and short-term corporate objectives and corporate growth criteria, and the overall performance of the Company’s stock price. Mr. Pisaris-Henderson does not participate in the compensation committee’s discussions regarding the setting of his compensation.

     Base Salary and Bonus. In May 2004, the compensation committee increased the base salary payable to Mr. Pisaris-Henderson from $300,000 to $350,000 to reflect the increased responsibility Mr. Pisaris-Henderson would have as the leader of an international company following the anticipated completion of FindWhat.com’s merger with Espotting Media Inc. on July 1, 2004 and in order to keep Mr. Pisaris-Henderson’s base salary competitive with the base salary of his industry peers. Mr. Pisaris-Henderson’s 2004 salary was slightly lower than the market average. The compensation committee believes it is important to provide our chief executive officer with a base salary that is certain and not subject to fluctuation in connection with FindWhat.com’s overall performance or performance in any one particular area. The compensation committee engaged a third party consultant to assist it in the preparation of its compensation analysis for Mr. Pisaris-Henderson. For 2004, we set Mr. Pisaris-Henderson’s target bonus level at $115,000 or 34.5% of his base salary and set a maximum bonus of no more than $230,000 or 69% of his base salary. Mr. Pisaris-Henderson’s actual level of cash compensation in 2004 is recorded in the Summary Compensation Table above.

     Long-Term Stock-Based Compensation. In addition to a base salary and cash bonus, in May 2004, Mr. Pisaris-Henderson was also awarded options to purchase 100,000 shares of our common stock at $20.10 per share, which was the closing market price of our common stock the day prior to the grant date. These options were granted under our 1999 Stock Incentive Plan. The options vest over four years at a rate of 25% a year on the anniversary of the date of grant. It is the belief of the compensation committee that the use of stock option grants more closely aligns our chief executive officer’s interests with the interests of our stockholders since the options will only be of value to Mr. Pisaris-Henderson if the market price of our common stock increases above the exercise price of the options granted to him. The compensation committee believes that the number of stock options granted to Mr. Pisaris-Henderson was in line with industry averages.

Certain Tax Considerations

     The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1,000,000 per year. Generally, FindWhat.com intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. However, FindWhat.com intends to retain the flexibility necessary to provide total compensation in line with competitive practices, FindWhat.com’s compensation philosophy and its best interests. Accordingly, FindWhat.com may from time to time pay compensation to its executive officers that may not be deductible. Additionally, FindWhat.com’s 1999 and 2004 Stock Incentive Plans are intended to qualify under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE Daniel B. Brewster, Jr. (Chairman) Lee Simonson

Performance Graph

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG FINDWHAT.COM, GOLDMAN SACHS INTERNET INDEX,
AND NASDAQ STOCK MARKET INDEX

     The following Performance Graph compares FindWhat.com’s performance with that of the Goldman Sachs Internet Index and Nasdaq Stock Market Index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on December 22, 1999 (the effective date FindWhat.com’s common stock was registered under the Securities Exchange Act of 1934, as amended) through December 31, 2004, in FindWhat.com common stock, and the Goldman Sachs Internet Index and Nasdaq Stock Market Index and that all dividends were reinvested.

Certain Relationships and Related Party Transactions

     We utilize Porter, Wright, Morris & Arthur LLP to provide various legal services. For the years ending December 31, 2003 and 2002, we incurred legal fees from Porter, Wright, Morris & Arthur LLP, or Porter Wright, for services rendered of approximately $1.4 million and $0.4 million, respectively. John Pisaris, who joined FindWhat.com, Inc. in February 2004 and is currently serving as our General Counsel, is the brother of the Chairman and Chief Executive Officer of FindWhat.com, Inc., Craig Pisaris-Henderson. John Pisaris was a partner at Porter Wright during 2003 and 2002. We continued to do business with Porter Wright in 2004, but we no longer consider them to be a related party. In September 2003, we transitioned our primary corporate counsel from Porter Wright to another law firm.

     FindWhat.com believes that prior transactions with its officers, directors, and principal stockholders were on terms that were no less favorable than it could have obtained from unaffiliated third parties. FindWhat.com intends that all future transactions between it and its officers, directors, and stockholders beneficially owning more than 5% of its outstanding voting securities or their affiliates will be on terms no less favorable to it than it could obtain in arm’s-length negotiations from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

     The members of the compensation committee in the fiscal year ended December 31, 2004 were Messrs. Brewster and Simonson. None of the members has ever been an officer or employee of FindWhat.com or any of its subsidiaries, and no “compensation committee interlocks” existed during fiscal 2004.

Audit Committee Report

     FindWhat.com has a standing audit committee. During fiscal 2004, the audit committee members were as follows:

Audit Member	Committee Service

Mr. Guest	January 1, 2004 to December 31, 2004

Mr. Christensen	January 1, 2004 to July 1, 2004

Mr. Londoner	January 9, 2004 to August 13, 2004

Mr. Rothstein	July 1, 2004 to December 31, 2004

Mr. Brewster	September 20, 2004 to November 30, 2004

Mr. Hepp	November 30, 2004 to December 31, 2004

      Each of the prior directors serving on the audit committee was “independent” and each of the current directors serving on the audit committee is “independent” as defined in Rule 4200(a)(15) of the NASD listing standards and in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. The FindWhat.com board of directors has determined that Messrs. Hepp and Guest are “audit committee financial experts” as defined in Item 401(h) of Securities and Exchange Act Commission Regulation S-K. The audit committee operates pursuant to a charter approved and adopted by the FindWhat.com board of directors. A copy of the Audit Committee Charter is attached as Appendix A. The audit committee held 17 meetings during fiscal 2004 and acted by unanimous written consent four times.

      The audit committee, on behalf of the FindWhat.com board of directors, oversees FindWhat.com’s financial reporting process as more fully described in the Audit Committee Charter. Management is responsible for FindWhat.com’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. FindWhat.com’s independent registered public accounting firm, Ernst & Young LLP, were responsible for performing an audit of FindWhat.com’s consolidated financial statements for the fiscal year ended December 31, 2004, in accordance with the standards of the Public Accounting Oversight Board (United States) and to issue a report thereon. In fulfilling its oversight responsibilities, the audit committee (i) reviewed and discussed the audited financial statements and the footnotes thereto in FindWhat.com’s annual report on Form 10-K/A for fiscal 2004 with management and Ernst & Young LLP, and (ii) discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements with management and Ernst & Young LLP.

     FindWhat.com’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of FindWhat.com’s consolidated financial statements, in all material respects, to U.S. generally accepted accounting principles. The audit committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of FindWhat.com’s accounting principles and such other matters as are required to be discussed by the audit committee with FindWhat.com’s independent registered public accounting firm under Statement on Auditing Standards No. 61, as amended. FindWhat.com’s independent registered public accounting firm has expressed its opinion that FindWhat.com’s audited financial statements conform, in all material respects, to U.S. generally accepted accounting principles. The independent registered public accounting firm has full and free access to the audit committee.

     The audit committee discussed with FindWhat.com’s independent registered public accounting firm its independence from management and FindWhat.com, and received from them the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by the Independence Standards Board Standard No. 1.

     The audit committee discussed with FindWhat.com’s independent registered public accounting firm the overall scope and plans for their audit. The audit committee met with the independent registered public accounting firm to discuss the results of its audit of FindWhat.com’s financial statements, its audit of FindWhat.com’s internal control over financial reporting and the overall quality of FindWhat.com’s financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board that the audited consolidated financial statements be included in FindWhat.com’s annual report on Form 10-K/A for fiscal 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gerald W. Hepp (Chairman)
Frederick E. Guest II
Charles Rothstein

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP served as the independent registered public accounting firm for FindWhat.com for FindWhat.com’s 2004 and 2003 financial statements included in its annual report filed on Form 10-K/A on May 2, 2005.

     On April 26, 2005, Ernst and Young LLP, the independent registered public accounting firm for the Company, notified the Company and its Audit Committee chairman that, effective with the completion of Ernst & Young LLP’s review of the Company’s interim financial information for the quarter ended March 31, 2005 and the Company’s filing of its related Form 10-Q, Ernst & Young LLP was resigning as the Company’s independent registered public accounting firm.

     The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company for each of the most recent two fiscal years ended December 31, 2004 and December 31, 2003, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     From the date of Ernst & Young LLP’s engagement on March 18, 2003 through the date of its resignation notification to the Company on April 26, 2005, there were no disagreements as described under Item 304(a)(1)(iv) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company’s consolidated financial statements, within either of the past two fiscal years ended December 31, 2004 and December 31, 2003 and for the subsequent period through the date hereof, except as described below:

•	On April 26, 2005, Ernst & Young LLP reported to the Company and its Audit Committee chairman that the Company and Ernst & Young LLP had a disagreement with respect to the need to recognize an impairment of goodwill in connection with the Company’s 2004 consolidated financial statements. The Company recorded an adjustment in its 2004 consolidated financial statements, which resolved the matter to the satisfaction of Ernst & Young LLP. The Company’s Audit Committee has discussed this matter with Ernst & Young LLP and has authorized Ernst & Young LLP to respond fully to the inquiries of the successor accountant concerning the subject of the disagreement.

     From the date of Ernst & Young LLP’s engagement on March 18, 2003 through the date of its resignation notification to the Company on April 26, 2005, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, within either of the past two fiscal years ended December 31, 2004 and December 31, 2003 and for the subsequent period through the date hereof, except as described below:

•	In the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A, which the Company filed with the SEC on May 2, 2005, management’s Annual Report on the Internal Control over Financial Reporting stated, and Ernst & Young LLP’s report on internal controls stated, that because of the material weaknesses disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the COSO criteria. Ernst & Young LLP advised the Company of six material weaknesses in the Company’s system of internal control over financial reporting, which are disclosed in those reports, and these matters relate to (i) purchase accounting, (ii) goodwill impairment, (iii) revenue recognition for private label agreements and other revenue agreements, excluding those related to FindWhat.com Network revenue, (iv) personnel resources and technical accounting expertise, (v) quarterly and year-end financial statement close and review process, and (vi) segregation of duties.

The Company provided Ernst & Young LLP with a copy of its Form 8-K prior to its filing with the SEC on May 2, 2005 and requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Ernst & Young LLP’s letter dated May 2, 2005 stating whether or not it agrees with the above statements was attached as Exhibit 16.1 to the Form 8-K. Ernst & Young LLP’s letter states that “[they] have read Item 4.01(a) of Form 8-K dated April 26, 2005, of FindWhat.com, Inc. (“the Registrant”) and are in agreement with the statements contained in the first, second, third, fourth and fifth paragraphs therein. [They] have no basis to agree or disagree with the sixth and seventh paragraphs of the above referenced filing.”

     The Company will file an amendment to the Form 8-K upon the effective date of Ernst & Young LLP’s resignation.

     The Audit Committee of the Board of Directors of the Company did not recommend or approve a change in the Company’s independent registered public accounting firm. However, the Audit Committee has accepted Ernst & Young LLP’s resignation. The Audit Committee began, in January 2005, and has continued through the date of filing of the Form 8-K, the process of interviewing other accounting firms with a view toward replacing Ernst & Young LLP as the Company’s independent registered public accounting firm.

     Grant Thornton LLP served as the independent registered public accounting firm for FindWhat.com’s 2002 financial statements included in its annual report filed on Form 10-K/A on May 2, 2005.

     On March 18, 2003, FindWhat.com’s audit committee engaged Ernst & Young LLP as its independent registered public accounting firm for fiscal year 2003. The company’s audit committee dismissed Grant Thornton LLP as its independent registered public accounting firm effective March 17, 2003.

     The reports of Grant Thornton LLP on the 2002 and 2001 financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to dismiss Grant Thornton LLP was ratified by FindWhat.com’s audit committee and approved by its board of directors.

     During FindWhat.com’s fiscal years ended December 31, 2002 and 2001, and for the interim period beginning January 1, 2003 and ending March 17, 2003, there were no disagreements with Grant Thornton LLP on any matter of accounting principles practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     Grant Thornton LLP furnished FindWhat.com with a letter addressed to the SEC stating that it agrees with the above statements.

     During the two most recent fiscal years prior to our engagement of Ernst & Young LLP and through March 18, 2003, FindWhat.com did not consult with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FindWhat.com’s consolidated financial statements, and no written report or oral advice was provided to FindWhat.com by Ernst & Young LLP as it relates to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The following table shows the aggregate fees billed to the Company by its independent registered public accounting firm, Ernst & Young LLP for services rendered related to the fiscal years ended December 31, 2004 and 2003.

	2004 Actual Fees	2003 Actual Fees

Audit Fees (1)	$2,490,434	$208,600

Audit-Related Fees (2)	124,000	201,000

Tax Fees (3)	113,934	69,700

All Other Fees	_	_

Total Fees	$2,728,368	$479,300

_________

(1)	Includes fees and expenses associated with the fiscal year audit, the reviews of interim financial information included in the Company’s quarterly reports on Form 10-Q and other securities filings requiring the consent of the Company’s independent registered public accounting firm, and the audit of the Company’s internal control over financial reporting.
(2)	Includes fees and expenses associated with due diligence in connection with acquisitions and accounting consultations in connection with proposed or consummated acquisitions or other investments.
(3)	Includes fees and expenses for tax compliance, tax advice and tax planning (including expatriate tax services).

     Under policies it has adopted, the audit committee must pre-approve all engagements of FindWhat.com’s independent registered public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission. Each year, Findwhat.com’s audit committee approves the retention of an independent registered public accounting firm and such firm’s associated fees. At the beginning of the fiscal year, the audit committee will evaluate other known potential engagements of the independent registered public accounting firm, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At each subsequent audit committee meeting, the committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year. The committee has delegated to the chairman of the audit committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing on an accelerated timetable. If the chairman so approves any such engagements, he will report that approval to the full committee at the next committee meeting.

     Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by the audit committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules, except for the engagement by the company of its independent registered public accounting firm in connection with the filing of a Form S-8 in March of 2004. The fees associated with this engagement represented less than 1% of the aggregate fees paid to our independent registered public accounting firm in 2004.

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Appointment of Independent Registered Public Accounting Firm for Fiscal 2005

     The audit committee has not selected an independent registered public accounting firm to audit FindWhat.com’s financial statements for the fiscal year ended December 31, 2005, but expects to do so in the near future.

     Representatives of our independent registered public accounting firm for 2005 and for 2004 will be invited to attend the annual meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

CODE OF ETHICS

     FindWhat.com has adopted a code of ethics as part of its corporate compliance program. The code of ethics applies to all of FindWhat.com’s officers and employees, including its principal executive officer and principal accounting officer. The code has been filed as an exhibit to FindWhat.com’s annual report on Form 10-K for the fiscal year ended December 31, 2003. Any amendments to, or waivers from, this code of ethics will be filed by the Company on Form 8-K.

STOCKHOLDER PROPOSALS

     Each year the board of directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the board of directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2006 must be received by FindWhat.com (addressed to the attention of the Secretary) on or before January 6, 2006. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the Delaware, and must otherwise conform to applicable requirements of the proxy rules of the Securities and Exchange Commission.

     Section 1 of Article III of FindWhat.com’s bylaws provides that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of FindWhat.com. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at FindWhat.com’s principal executive offices not later than January 4, 2006 (120 calendar days in advance of the one year anniversary of the date that FindWhat.com’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders).

     Section 7 of Article II of FindWhat.com’s bylaws provides that, for business to be properly brought before any annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of FindWhat.com. Assuming that the Annual Meeting of the Stockholders to be held in 2006 is held on June 16, 2006, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of FindWhat.com neither later than April 7, 2006 (the 70th day prior to the annual meeting of the stockholders) nor earlier than March 18, 2006 (the 90th day prior to the annual meeting of the stockholders).

     If FindWhat.com does not receive notice of a stockholder proposal within this timeframe, FindWhat.com’s management will use its discretionary authority to vote the shares it represents as the board of directors may recommend.

OTHER MATTERS

     The only business that management intends to present at the meeting consists of the matters set forth in this proxy statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.

     All duly executed proxies received will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy (i) by written notice of revocation mailed to FindWhat.com (attention Secretary) or delivered in person at the meeting, (ii) by granting a duly executed, later dated proxy, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked.

APPENDIX A

AUDIT COMMITTEE CHARTER
OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
FINDWHAT.COM, INC.

AMENDED AND RESTATED AS OF DECEMBER 16, 2004

1.	PURPOSES

The primary purposes of the committee are to oversee on behalf of the company’s board of directors: (1) the accounting and financial reporting processes of the company and integrity of the company’s financial statements, (2) the audits of the company’s financial statements and appointment, compensation, qualifications, independence and performance of the company’s independent auditors, (3) the company’s compliance with legal and regulatory requirements, and (4) the company’s internal control over financial reporting.

The committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the company is responsible for determining that the company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor isresponsible for auditing the company’s financial statements. It is not the duty of the committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the company’s internal policies, procedures and controls.

2.	COMPOSITION

(a)      At Least Three Members. The committee is comprised of at least three directors. The board of directors will designate a committee member as the chairperson of the committee, or if the board of directors does not do so, the committee members will appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

(b)      Independence. All committee members must be independent as determined by the board of directors in accordance with the Nasdaq listing standards (the “listing standards”) and applicable SEC rules, as they may be amended from time to time.

(c)      Financial Literacy. Each committee member must be financially literate upon appointment to the committee, as determined by the board of directors pursuant to the listing standards. At all times, there must be at least one member of the committee who, as determined by the board of directors, meets the finance, accounting or comparable experience requirement of the listing standards. In addition, the board of directors must annually evaluate whether or not at least one member of the committee is an audit committee financial expertas defined in the SEC rules.

(d)      Appointment. Subject to the requirements of the listing standards, the board of directors may appoint and remove committee members in accordance with the company’s bylaws. Committee members will serve for terms as may be fixed by the board of directors, and in any case at the will of the board of directors whether or not a specific term is fixed.

3.	SELECTION AND REVIEW OF INDEPENDENT AUDITORS AND THEIR SERVICES

(a)      Overall Authority. The committee has sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditors engaged by the company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the company. The independent auditors must report directly to the committee. The committee’s authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

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(b)      Independence of Auditors. The committee will receive from the independent auditors a formal written statement of all relationships between the auditors and the company consistent with Independence Standards Board Standard No. 1. The committee will actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors.

(c)      Terms of Audit and Non-Audit Engagements. The committee has sole authority to pre-approve all audit, review, attest and permissible non-audit services to be provided to the company or its subsidiaries by the independent auditors. The committee may establish pre-approval policies and procedures in compliance with applicable SEC rules.

4.	ANNUAL FINANCIAL REPORTING

In connection with the audit of each fiscal year’s financial statements, the committee will undertake the following actions:

(a)      Discuss Annual Financial Statements and Internal Control Report with Management. Review and discuss with appropriate members of the company’s management the annual financial statements, related accounting and auditing principles and practices, and management’s assessment of internal control over financial reporting and the related reports on internal control to be included in the company’s Annual Report on Form 10-K (as and when these reports are required under SEC rules).

(b)      Critical Accounting Policy Report. Timely request and receive from the independent auditors (prior to each filing of the audit report with the SEC) the report required in connection with the annual audit pursuant to applicable SEC rules concerning (1) all critical accounting policies and practices to be used; (2) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the company, including: (i) ramifications of the use of such alternative disclosures and treatments; and (ii) the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and the management of the company, such as any management letter or schedule of unadjusted differences.

(c)      Auditor Internal Control Attestation Report. Discuss with the independent auditor the attestation report the auditor anticipates it will issue on management’s internal control report.

(d)      SAS 61 Review. Discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as (1) the quality and acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the company, (4) issues raised by any “management” or “internal control” letter from the auditors, problems or difficulties encountered in the audit and management’s response, disagreements with management, or other significant aspects of the audit, and (5) any off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, that may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

(e)      Review of MD&A. Review with appropriate management and auditor representatives the company’s intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the company’s annual report on Form 10-K.

(f)      Recommendation Regarding Filing of Audited Financial Statements. Recommend whether the audited financial statements should be included in the company’s Annual Report on Form 10-K for filing with the SEC.

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5.	QUARTERLY FINANCIAL REPORTING

The committee’s quarterly review will normally include a review and discussion with management and the independent auditors, as the committee considers appropriate, of the following materials:

(a)      Quarterly Review. The financial statements of the company to be included in the company’s quarterly report on Form 10-Q and the results of the independent auditors' review of these financial statements.

(b)      Discussion of Significant Matters with Management. Management’s analysis of significant matters that relate to (1) the quality and acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the company, and (4) any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the company.

(c)      MD&A. The company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the company’s quarterly report on Form 10-Q.

6.	OTHER FUNCTIONS

(a)      Annual Review of this Charter. The committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the board of directors.

(b)      Director of Internal Audit. The committee will review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit. The director of internal audit shall report directly to the audit committee and functionally and administratively to the chief financial officer of the company. The committee will review with the director of internal audit the results of work performed and plans for future work, as established by the chief financial officer.

(c)      Complaints and Anonymous Submissions. The committee will establish and maintain procedures for (1) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, and auditing matters, and (2) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

(d)      Related Party Approvals. Review and approve proposed transactions between the company and any related party and if the committee approves of any such transactions, the company may thereafter enter into such transactions.

(e)      Compliance. The committee, to the extent it deems necessary or appropriate, will periodically review with management the company’s systems and procedures to promote compliance with laws.

(f)      Earnings Releases. The committee will discuss with management proposed earnings press releases and other proposed published financial information, including management projections for financial performance.

(g)      Internal Control Over Financial Reporting. The committee will periodically review and discuss, as appropriate, with management and the independent auditors: (l) the design and effectiveness of the company’s internal control over financial reporting and its disclosure controls and procedures as defined in the SEC rules, and (2) any significant deficiencies or material weaknesses in that internal control, any change that has materially affected or is reasonably likely to materially affect that internal control, and (3) any material fraud and any fraud, whether or not material, that involves management or other employees who have a significant role in that internal control.

(h)      Reports from Legal Counsel. The committee will review and take appropriate action with respect to any reports to the committee from legal counsel engaged by the company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the company, its subsidiaries or any person acting on their behalf.

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(i)      Other Reviews. The committee, as the committee may consider appropriate, may consider and review with the full board of directors, company management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the committee that may come to the committee’s attention. The committee may perform any other activities consistent with this charter, the bylaws and applicable listing standards and laws as the committee considers appropriate. The board of directors may assign other tasks it considers appropriate.

7.	MEETINGS, REPORTS AND RESOURCES OF THE COMMITTEE

(a)      Meetings. The committee will meet as often as it determines to be necessary to carry out its responsibilities. The committee may also act by unanimous written consent. The committee will meet separately, periodically, with management, the independent auditors and any other persons as it deems necessary.

(b)      Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards and SEC rules. The chairperson or majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members constitutes a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present will be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

(c)      Reports. The committee will timely prepare an audit committee report to be included in the company’s annual meeting proxy statement, and report to the board of directors on the other matters relating to the committee or its purposes, as required by the listing standards or SEC rules. The committee will also report to the board of directors annually the overall results of the annual review of the performance of the independent auditors and their independence. The committee also will report to the board of directors on the major items covered by the committee at each committee meeting, and provide additional reports to the board of directors as the committee may determine to be appropriate, including review with the full board of directors of any issues that arise from time to time with respect to the quality or integrity of the company’s financial statements, and the company’s compliance with legal or regulatory requirements.

(d)      Committee Access and Resources. The committee is at all times authorized to have direct, independent and confidential access to the independent auditors and to the company’s other directors, management and personnel to carry out the committee’s purposes. The committee is authorized to conduct investigations, and to retain, at the expense of the company, independent legal, accounting, or other professional advisers or consultants selected by the committee, for any matters relating to the purposes or duties of the committee. The company will provide for adequate funding, as determined by the committee, for payment of compensation to the independent auditors for their audit and audit-related, review and attest services, for payment of compensation to advisers engaged by the committee, and for ordinary administrative expenses of the committee necessary or appropriate in carrying out its duties.

(e)      Reliance on Others. Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of Delaware General Corporation Law for good faith reliance by members of the committee on reports or other information provided by others.

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APPENDIX B

NOMINATING COMMITTEE CHARTER
OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF
FINDWHAT.COM, INC.

AMENDED AND RESTATED AS OF APRIL 15, 2005

1.	Purpose

The primary purposes of the committee are to (a) recommend to the board of directors the individuals qualified to serve on the company’s board of directors for election by stockholders at each annual meeting of stockholders and to fill vacancies on the board of directors, (b) implement the board of directors’ criteria for selecting new directors, (c) develop, recommend to the board of directors, and assess corporate governance policies for the company, and (d) oversee the evaluation of the board of directors.

2.	Composition

(a)      At Least Two Members. The committee is comprised of at least two directors. The board of directors will designate a committee member as the chairperson of the committee, or if the board of directors does not do so, the committee members will appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

(b)      Independence. All committee members must be independent as determined by the board of directors in accordance with the Nasdaq listing standards in effect from time to time (the “listing standards”).

(c)      Appointment. Subject to the requirements of the listing standards, the board of directors may appoint and remove committee members in accordance with the company’s bylaws. Committee members will serve for such terms as may be fixed by the board of directors, and in any case at the will of the board of directors whether or not a specific term is fixed.

3.	Functions

The committee will undertake the following actions:

(a)       Qualifications of Directors. Periodically assess, develop and communicate with the full board of directors concerning the appropriate criteria for nominating and appointing directors, including the board’s size and composition; corporate governance policies; applicable listing standards and laws; individual director performance, expertise, experience and willingness to serve actively; number of other public and private company boards on which a director candidate serves; consideration of director nominees timely proposed by stockholders in accordance with the bylaws; and other appropriate factors.

(b)      Director Nominees and Vacancies. Recommend to the board of directors the individuals to be nominated for election as directors at each annual meeting of stockholders and to fill vacancies on the board of directors, subject to legal rights, if any, of third parties to nominate or appoint directors.

(c)      Committee Appointments. If and when requested periodically by the board of directors, identify and recommend to the board of directors the appointees to be selected by the board of directors for service on the committees of the board of directors.

(d)      Retention of Search Firm. Have authority to retain and terminate any search firm used to identify director candidates and to approve the search firm’s fees and other retention terms.

(e)      Governance Policies. Develop, assess and make recommendations to the board of directors concerning appropriate corporate governance policies.

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(f)      Board Evaluation. Oversee an annual review of the performance of the full board of directors.

(g)      Other Functions. Perform any other activities consistent with this charter, the bylaws and applicable listing standards and laws as the committee or the board of directors considers appropriate.

(h)      Annual Performance Review. Evaluate its own performance as a committee and this charter on an annual basis.

4.	Meetings, Reports and Resources

(a)       Meetings. The committee will meet at least annually and as often as necessary to carry out its responsibilities. The committee may also hold special meetings or act by unanimous written consent as the committee may decide. The committee may meet in separate executive sessions with other directors, the chief executive officer and other company employees, agents or representatives invited by the committee.

(b)       Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards. The chairperson or majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members constitutes a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present will be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

(c)       Reports. The committee will report its director nominees for the annual meeting of stockholders to the board of directors at an appropriate time prior to preparation of the company’s proxy statement for the annual meeting. The committee will also report to the board of directors annually the results of (1) an oversight review of the performance of the board of directors, (2) the committee’s assessment of the company’s corporate governance policies and implementation, and (3) an annual review by the committee of its own performance. The committee will also report to the board of directors on the major items covered by the committee at each committee meeting, and provide additional reports to the board of directors as the committee may determine to be appropriate.

(d)       Committee Access and Resources. The committee is at all times authorized to have direct, independent and confidential access to the company’s other directors, management and personnel to carry out the committee’s purposes. The committee is authorized to retain at the company’s expense independent counsel or other advisers selected by the committee for matters related to the committee’s purposes.

(e)       Reliance on Others. Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the committee on reports or other information provided by others.

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     Stockholder Nomination Policy

     Nominating Committee of the Board of Directors of
FindWhat.com, Inc.

     The responsibilities of the Nominating Committee include:

•	Identifying, evaluating and recommending to the board of directors, prospective nominees for director;
•	Periodically reviewing the company’s corporate governance guidelines;
•	Periodically reviewing the performance of the board of directors and its members and making recommendations to the board of directors concerning the number, function and composition of the board of directors’ committees; and
•	Making recommendations to the board of directors from time to time as to matters of corporate governance.

     The board of directors believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to company business.

     When considering candidates for director, the committee takes into account a number of factors, including the following:

•	Independence from management;
•	Age, gender and ethnic background;
•	Whether the candidate has relevant business experience;
•	Judgment, skill, integrity and reputation;
•	Existing commitments to other businesses;
•	Potential conflicts of interest with other pursuits;
•	Legal considerations such as antitrust issues;
•	Corporate governance background;
•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•	The size and composition of the existing board of directors.

     The committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;
•	The name of and contact information for the candidate;
•	A statement of the candidate’s business and educational experience;
•	Information regarding each of the factors listed above, other than the factor regarding board of directors size and composition, sufficient to enable the committee to evaluate the candidate;
•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of company;
•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

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     Before nominating a sitting director for re-election at an annual meeting, the committee will consider:

•	The director’s performance on the board of directors; and
•	Whether the director’s re-election would be consistent with the company’s governance guidelines.

     When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board of directors that candidate’s election.

     Unless otherwise required by applicable law or the company’s by-laws, nominations for director may be made only (a) by or at the direction of the board of directors, or (b) by a stockholder of record at the time of giving notice who is entitled to vote and delivers written notice along with the additional information and materials required by this policy to the company’s Corporate Secretary not less than 120 calendar days before the one year anniversary date that the company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, or, if the company did not hold an annual meeting the previous year or if date of the upcoming annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then within a reasonable time before the company begins to print and mail its proxy materials.

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PROXY	FINDWHAT.COM, INC.	PROXY
5220 Summerlin Commons Blvd.
Suite 500
Ft. Myers, Florida 33907

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS–JUNE 17, 2005

The undersigned stockholder of FindWhat.com, Inc. (the “Company”) hereby appoints Craig A. Pisaris-Henderson and Phillip R. Thune, or either one of them, as attorneys and proxies with full power of substitution to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hilton Garden Inn, 12600 University Drive, Ft. Myers, Florida 33907, on June 17, 2005, at 10:00 a.m., local time, and at any adjournments or postponements thereof as follows:

1.	ELECTION OF DIRECTORS.
FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)
•	Craig A. Pisaris-Henderson	•	Phillip R. Thune	•	Sebastian Bishop
•	Daniel Brewster, Jr.	•	Frederick E. Guest II	•	Gerald W. Hepp
•	Charles Rothstein	•	Lee Simonson

2.	IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCK-HOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated May 2, 2005, and the proxy statement furnished therewith. Any proxy heretofore given to vote said shares hereby is revoked.

Please sign and date this Proxy below and return in the enclosed envelope.

Dated:,	, 2005

(Signature)

(Signature)

Signature(s) must agree with the name(s) printed on this Proxy. If shares are registered in two names, both stockholders should sign this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS